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                                                                    Exhibit 21.1


                         Subsidiaries of the Registrant

Subsidiary Name                    State of Organization       Date of Organization
---------------                    ---------------------       --------------------
NNN BOA West, LLC                  Virginia                    8/13/02
NNN Congress Center, LLC           Delaware                    10/15/02
NNN Netpark, LLC                   Delaware                    3/19/03
